                                                                Exhibit (e)(1)

                            UNDERWRITING AGREEMENT

     UNDERWRITING AGREEMENT, dated as of January 1, 1999 (this "Agreement"), by
                                                                ---------
and between THE GOVETT FUNDS, INC (the "Corporation"), a corporation duly
                                        -----------
organized and existing under the laws of the State of Maryland and operating as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). And FIRST DATA DISTRIBUTORS, INC. ("FDDI"), a
              --------
corporation organized and existing under the laws of the Commonwealth of Massachusetts (collectively, the "Parties").
                                  -------

                                WITNESSETH THAT:

     WHEREAS, the Corporation is authorized by its Articles of Amendment and Restatement, as amended, to issue separate series of shares representing interests in separate investment portfolios (each, a "Fund"), which Funds are
                                                      ----
identified on Schedule A attached hereto;
              -----------

     WHEREAS, FDDI is a broker-dealer registered with the United States Securities and Exchange Commission (the "SEC"), and a member in good standing of
                                         ---
the National Association of Securities Dealers, Inc. (the "NASD"); and
                                                           ----

     WHEREAS, the Parties are desirous of entering into an agreement whereby FSSI shall serve as the non-exclusive statutory underwriter of the shares of the Corporation's common stock, including all Funds and outstanding classes thereof (the "Shares");
      ------

     NOW, THEREFORE, in consideration of the promises and agreements of the Parties contained herein and for other goof and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the Parties as follows:

1.  Appointment
    -----------

    (a) The Corporation hereby appoints FDDI as its non-exclusive statutory underwriter of the Shares in each state of the United States of America, the District of Columbia and Puerto Rico, and FDDI hereby accepts such appointment, under the terms of this Agreement. In connection with its performance of services hereunder, FDDI may engage other members is good standing of the NASD and may enter into selling agreements with selected dealers and others for the sale of Shares. FDDI will act only on its behalf as principal in entering into such selling agreements.

    (b)  Pursuant to this appointment, the Corporation grants to FDDI the right to sell Shares of all Funds of the Corporation now or hereafter created on behalf of the Corporation during the term of this
         Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any
                                                  --------------
         registration or notification requirement of the laws governing the sale of securities in various states (the "Blue Sky Laws"),
                                                    ------------
         provided, that FDDI (i) shall have the right to sell, as agent for Corporation, only Shares authorized for issuance and registered under the Securities Act and, to the extent necessary, the Blue Sky Laws, and
         (ii) shall sell Shares only in compliance with the terms set forth in the Corporation's currently effective registration statement, each of the Class A Distribution and Service Plan Pursuant to Rule 12b-1, Class B Distribution Plan of the Corporation and Class C Distribution Plan of the Corporation, as amended from time to time (collectively, the "12b-1 Plans") this Agreement and any further limitation the Board of Directors of the Corporation may impose in its sole discretion.

    (c) The right granted to FDDI to sell Shares shall be non-exclusive in that the Corporation reserves the right to appoint one or more underwriters and the right to sell Shares to investors on applications received and accepted by the Corporation or such additional underwriters. In addition, the Corporation reserves the right to issue Shares in connection with (i) a merger or consolidation of any other investment company with the corporation or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially of all the outstanding Shares of any such company by the Corporation, (ii) any offer and sales by the Corporation to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Corporation, (iii) the exercise by shareholders of other funds of any exchange privilege set forth in any Fund's then-current prospectus and statement of additional information, or (iv) any offer and sale by the Corporation to the directors, officers or employees of the Corporation, any "affiliated person" (as defined in the 1940 Act) of the Corporation or any trust, pension, profit-sharing or other benefit plan for any of the aforesaid persons and permitted by Rule 22d-1 under the 1940 Act or any exemption thereto.

    (d) Notwithstanding any other provision hereof, (i) if and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by FDDI except such unconditional order placed with FDDI before it knew or should have known of such suspension, (ii) the Corporation may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable, with any such period of suspension to continue for such period as may be determined by the Corporation, and (iii) all orders through FDDI shall be subject to acceptance and confirmation by the Corporation and the Corporation may reject any purchase order.

2.  Sale and Repurchase of Shares
    -----------------------------

     FDDI agrees to provide the services set forth in Schedule B attached
                                                      -----------
     hereto. In addition, FDDI will offer to sell and repurchase and offer to repurchase the Shares in the following manner:

     (a) FDDI shall offer to sell and sell Shares to the public against orders therefor at the prices as set forth in each Fund's then-current prospectus and statement of additional information (the "Public
                                                                   ------
          Offering Price").
          --------------

    (b) On every sale, the Corporation shall receive from FDDI the applicable net asset value of the Shares within three (3) business days. The net asset value of the Shares shall be determined in the manner provided in the ten-current prospectus and statement of additional information relating to the Shares; provided, however, that the net asset value for the Shares shall be calculated by the Corporation or by another entity on behalf of the Corporation and FDDI shall have no duty to inquire into or incur any liability for the accuracy of the net asset value.

    (c) Upon receipt of purchase instructions, FDDI will transmit such instructions to the Corporation or its transfer agent for registration of the Shares purchased.

    (d) FDDI will repurchase and offer to repurchase Shares at such prices and upon such terms and conditions as shall be specified in the then-current prospectus and statement of additional information for the Shares.

Nothing in this Agreement shall prevent FDDI or any "affiliated person" (as defined in the 1940 Act) of FDDI from acting as underwriter for any other person, firm or corporation (including other investment companies) or in any way limit or restrict FDDI or such affiliated person from buying, selling, or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that FDDI expressly agrees that it will not for its own account purchase or sell any Shares except by redemption of such Shares by the Corporation, and that will not undertake any activities which, in its judgement, will adversely affect the performance of its obligations to the Corporation under this Agreement.

3.  FDDI's Best Efforts
    -------------------

    FDDI shall not be required to sell any specific number of Shares. FDDI, as underwriter for the Corporation, undertakes to sell Shares on a best effort basis and only against orders received therefor.

4.  Covenants of the Parties
    ------------------------

    (a)  FDDI covenants to the Corporation that it will:

         (i) Conform to the Conduct Rules of the NASD and the securities laws of any jurisdiction in which directly or indirectly sells any Shares;

         (ii) Require each dealer with whom it has a selling agreement to conform to the applicable provisions of each Fund's then-current prospectus and statement of additional information, including to sell the Shares at the Public Offering Price.

         (iii) Not cause the Corporation to withhold the placing of purchase orders so as to make a profit thereby;

         (iv) Register and remain registered, at its own expense, as a broker-dealer with the SEC as required by Section 15(a) of the Securities Exchange Act of 1934, as amended, a broker-dealer or in any similar capacity pursuant to all applicable Blue Sky Laws and a member of the NASD, and in each case for the term of this Agreement;

         (v) Keep confidential all books and records and other information relative to the Corporation and its shareholders, and treat such information as the proprietary information of the Corporation; and

         (vi) (x) Not, in connection with any sale or solicitation of a sale of the Shares, make, or authorize any representative, service organization, broker or dealer to make, any representation concerning the Shares except those representations contained in the then-current prospectus and statement of additional information covering the Shares and in communications with the public or sale materials approved by the Corporation as information supplemental to such prospectus and statement of additional information; and (y) take all appropriate action to cease using such sales materials or other communications to which the Corporation reasonable objects as promptly as practicable after receipt of objection.

    (b)  The Corporation covenants that it will:

         (i) Furnish to FDDI sufficient copies of any and all agreements, plans and communications with the public or other materials which it intends to use in connection with any sale of Shares in adequate time for FDDI to file and clear such materials with the proper authorities before they are put in use; provided, however, that FDDI and the Corporation may agree that any such material does not need to be files subsequent to distribution;

         (ii) Not to use any such material until so filed and cleared for use by all appropriate authorities;

         (iii) Furnish for distribution of the Shares a sufficient number of copies of the then-current prospectus and statement of additional information for the Shares upon any reasonable request by FDDI; and

          (iv) Furnish copies of all other information or financial statements and other papers which FDDI may reasonably request for use in connection with the distribution of the Shares, including, but not limited to, one certified copy of all financial statements prepared by the Corporation by its independent public accountants.

5.   Expenses and Compensation
     -------------------------

     (a)  Allocation of Expenses.  FDDI will bear all expenses in connection
          -----------------------
     with performing its obligations under this Agreement, except that the Corporation will bear the expenses associated with the following activities:

          (i) Preparation, setting in type, and printing sufficient copies of the prospectuses and statements of additional information for distribution to existing shareholders, and the distribution of the same to existing shareholders;

          (ii) Preparation, printing and distribution of reports and other communications to existing shareholders;

          (iii) Registration of the Shares under the federal securities laws;

          (iv) Qualification of the Shares for sale in such jurisdictions as directed by the Corporation;

          (v) Supplying information, prices and other data to be furnished by the Corporation under this Agreement;

          (vi) Any original issue tax or transfer tax applicable to the sale or delivery of the Shares or certificates therefor; and

          (vii) Maintaining shareholder accounts and furnishing or causing to be furnished to each shareholder a statement of his account.

     FDDI agrees that, after the prospectus, statement of additional information and periodic reports relating to the Funds have been set in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to prospective investors. FDDI further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by FDDI or furnished by it for use in connection with the offering of Shares for sale to the public, and any expenses of advertising in connection with such offering. FDDI also agrees to pay the compensation of service organizations, within the meaning of the 12b-1 Plans, who have entered into service agreements with FDDI. FDDI also agrees to pay sales commissions and service compensation or "trailer payments" to broker-dealers who have entered into selling agreements with FDDI. It is understood and agreed that so long as the 12b-1 Plans continue in effect, any expenses incurred by FDDI pursuant to this Agreement, any agreements with service organizations and any agreements with selected dealers, including the payment of sales commissions and service compensation to broker-dealers, may be paid from amounts received by FDDI form the Funds under the 12b-1 Plans.

     (b)  Compensation.  Subject to any limitation of the NASD or any state
          -------------
     securities regulator, commencing on the Term Date, as defined below, for performing its services under this Agreement and in Schedule B hereto, FDDI
                                                         ----------
     shall be entitled to the following:

          (i) FDDI shall be entitled to receive any applicable dealer reallowances and applicable contingent deferred sales on redemption of Shares, as described in the applicable then-current prospectus and statement of additional information of the Funds;

         (ii) Pursuant to the 12b-1 Plans, FDDI shall receive periodic payments from each fund during such periods as the applicable 12b-1 Plan shall be in effect with respect to it. FDDI shall use such 12b-1 payments to promote and foster sales of the Shares of the Funds in such manner as it shall determine consistent with the applicable 12b-1 Plan and then-current prospectus and statement of additional information of the Funds.

6.  Term.
    ----

    (a)  The term of this Agreement shall commence on January 1, 1999 (the "Term
                                                                            ----
         Date").
         ----

    (b) The Agreement shall remain in effect for one (1) year from the Term Date. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually as required by the 1940 Act of any exemption therefrom.

    (c) This Agreement (I) may at any time be terminated without the payment of any penalty, either by a vote of the Board of Directors of the Corporation or by a vote of a majority of the outstanding voting securities of each Fund with respect to such Fund, on one hundred twenty (120) days' written notice to FDDI; and (ii) may be terminated by FDDI on one hundred twenty (120) days' written notice to the Corporation with respect to any Fund.

    (d) This Agreement may not be assigned by FDDI and shall automatically terminate in the event of its assignment as defined in the 1940 Act.

7.  Indemnification/Limits of Liability
    -----------------------------------

    (a) The Corporation will indemnify, defend and fold FDDI free and harmless from and against any and all claims, liabilities and expenses which FDDI may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or statement or additional information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or statement of additional information or necessary to make the statements in either thereof not misleading; providing, however, that the Corporation's Agreement to indemnify FDDI shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus or statement of additional information and in such financial and other statements as are furnished in writing to the Corporation by FDDI and used in the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or arising out of or based upon any omission or alleged omissions to state a material fact in connection with the giving of such information required to be stated in such registration statement or necessary to make such registration statement not misleading; and further provided that the Corporation's agreement to indemnify FDDI and the Corporation's representations and warranties will not be deemed to cover any liability to FDDI, or construed to protect FDDI against any liability to the Corporation or its shareholders, to which FDDI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of FDDI's reckless disregard of its obligations and duties under this Agreement. The Corporation agrees to assign to FDDI any indemnification right it has by reason of law, contract or otherwise concerning the registration of its Shares in any jurisdiction in which FDDI acts as underwriter.

    (b) FDDI will indemnify, defend and hold the Corporation free and harmless from and against any and all claims, demands, liabilities and any expenses which the Corporation may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Corporation resulting from such claims or demands, shall arise out or be based upon any untrue, or alleged untrue, statement of a material fact contained information furnished in writing by FDDI to the Corporation and used in the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by FDDI to the Corporation required to be stated in such registration statement or necessary to make such information not misleading, or by reason of FDDI's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of FDDI's reckless disregard of its obligations and duties under this agreement.

    (c) If a claim is made against FDDI as to which FDDI may seek indemnity under this Section 7, FDDI shall notify the Corporation promptly after any assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Corporation promptly of any action commenced against FDDI within five (5) days after FDDI shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to so notify the Corporation shall not, however, relieve the Corporation from any liability which it may have on account of the indemnity under this Section 7 if the Corporation has not been prejudiced in any material respect by such failure.

    (d) The Corporation shall control, and FDDI shall cooperate fully in the defense of, any action, suit or proceeding in which FDDI is involved and for which indemnity is being provided by the Corporation to FDDI. The Corporation may negotiate the settlement of any action, suit or proceeding; provided, however, if any such settlement shall be subject to the approval of FDDI, which shall not be unreasonable withheld.

    (e) FDDI shall have the right, but not the obligation, to participate in the defense or settlement of a claim or action, with its own counsel, but any costs or expenses incurred by FDDI in connection with, or as a result of, such participation will be borne solely by FDDI unless (1) FDDI has received an opinion of counsel stating that counsel chosen by the Corporation has or would have a conflict of interest with the Corporation and FDDI; (2) the defendants in, or targets of, any such action or proceeding include both FDDI and the Corporation, and legal counsel to FDDI shall have reasonably concluded that there are legal defenses available to it which are different from or additional to those defenses available to the Corporation or which may be adverse to or inconsistent with defenses available to the Corporation (in which case the Corporation shall not have the right to direct the defense of such action on behalf of FDDI); or (3) the Corporation shall authorize FDDI to employ separate counsel at the expense of the Corporation.

    (f) Notwithstanding anything to the contrary herein, it is understood that the Corporation shall not, in connection with any action, suit or proceeding or related action, suit or proceeding, be liable under this Agreement for the fees and expenses of more than one firm.

    (g) Notwithstanding anything in this Agreement to the contrary, in no event shall any party to this Agreement, its affiliates or any of its or their directors, trustees, officers, employees, agents or subcontractors be liable for consequential damages; provided, however, that nothing contained in this paragraph 7(g) shall be construed so as to limit the right of any shareholder of the Corporation, whether suing directly on his, her or its own behalf or derivatively through the Corporation, to consequential damages.

    (h) The terms of this Section 7 shall survive the termination of this Agreement.

8.   Future Financing
     ----------------

     To the extent that financing is necessary in connection with the payment of any commission with respect to sales of the Corporation's Shares, FDDI will cooperate in connection with such financing and any consent by FDDI to such financing will not be unreasonably withheld.

9.   Amendments.
     -----------

     No provision of this Agreement may be amended or modified in any manner whatsoever except by a written agreement properly authorized and executed by the Parties or as otherwise provided herein; provided, however, that

     Schedule A to this Agreement may be amended by the Corporation, in its sole
     -----------
     discretion, by notice to FDDI.

10.  Section Headings.
     ----------------

     Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

11.  Reports.
     -------

     FDDI shall prepare reports to the Board of Directors of the Corporation on a quarterly basis showing such information as from time to time shall be reasonable requested by such Board, including without limitation, reports showing the manner in which any distribution fee paid by the Corporation to FDDI pursuant to the 12b-1 Plans in accordance with Section 5(b)(ii) hereof has been spent by FDDI for the preceding quarter.

12.  Severability.
     -------------

     If any part, team or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.

13.  Governing Law.
     --------------

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and the venue of any action arising under this Agreement shall be Suffolk County, Commonwealth of Massachusetts.

14.  Authority to Execute.
     ---------------------

     The Parties represent and warrant that the execution and delivery of this Agreement by the undersigned officers of the Parties has been duly and validly authorized by resolution of the respective Board of Directors of each of the Parties.


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized officers, as of the day and year first above written.


THE GOVETT FUNDS, INC.                  FIRST DATA DISTRIBUTORS, INC.


By: /s/ Colin Kreidewolf                By: /s/ Scott M. Hacker
    --------------------                    -------------------

                                   SCHEDULE A

                            Identification of Funds
                            -----------------------

     Identified below are the separate Funds of Shares of the Corporation, each representing interests in separate investment portfolios, and classes of such
Fund:

     Fund                                               Classes
     ----                                               -------

     Govett International Equity Fund                   A, B*, Institutional
     Govett Emerging Markets Equity Fund                A, B*, Institutional
     Govett Smaller Companies Fund                      A, B*, Institutional
     Govett Asia Fund                                   A, B*, Institutional
     Govett Latin America Fund                          A, B*, Institutional
     Govett Global Income Fund                          A, B*, Institutional
     Govett International Smaller Companies Fund        A, B*, Institutional
     Govett China Fund**                                A, B*, Institutional
     Govett Europe Fund**                               A, B*, Institutional



*   Currently not offered to the public.
**  Fund currently not offered to the public.

                                   SCHEDULE B

                          Underwriter/Sponsor Services
                          ----------------------------

     The services that FDDI will perform under this Agreement include the following:

I.  General Underwriter/Sponsor services include:
    ---------------------------------------------

    A.  Administer 12b-1 Plans

        .  Monitoring accruals

        .  Monitoring expenses

        .  Disbursements for expenses and trail commissions

    B.  Prepare quarterly 12b-1 Reports to Board of Directors

    C. Review sales and marketing literature, make recommendations and submit literature to the NASD.

    D. Administer initial NASD licensing and transfers of registered representatives.

        .  U-4 Form and Fingerprint submission to the NASD

        .  Supply series 6 and series 63 written study material

        .  Registration for exam preparation classes

        .  Renewals and terminations of representatives' licenses

    E. Provide written supervisory procedures and manuals for Registered Representatives

    F. Provide ongoing compliance updates for Representatives regarding sales practices, written correspondences and other communications with the public.

    G.  Administer NASD Continuing Education requirement.

II. Inbound Telemarketing and Literature Fulfillment Services
    ---------------------------------------------------------

    A. Answer the Funds' 800 telephone lines as representatives of the Funds using the name "The Govett Funds" in the greeting.

    B. Track the number of inbound calls on the Funds' 800 lines, so that the Funds can determine information such as the number of calls, the type of call (e.g. request for literature, request for information about any Fund's performance, investment objectives, portfolio holdings, etc.)

    C.  Respond to inquiries concerning the Funds, including:

        1. Fulfilling requests for marketing literature, shareholder reports and prospectuses and statements of additional information, including preparation and mailing of standard fulfillment packets and customized requests.

        2. Using materials provided and/or approved by the Corporation and/or John Govett, provide information about

            a)  Yields and distribution rates

            b)  Fund performance

            c)  Adviser/portfolio manager experience

            d)  Dividends

            e)  Portfolio holdings

            f)  Account attributes

D.  Reporting

    1. Input marketing inquiries on a confidential database and general reports at least monthly for the Corporation and John Govett, and more frequently as may be agreed between FDDI and the Corporation.

    2. Prepare written call reports at least monthly for the Corporation, and more frequently as may be agreed between FDDI and the Corporation, which include the following information:

            a) Total number of requests for prospectus and statement of additional information

            b) Fulfillment Analysis Report, typically sorted by source of referral

            c) List of requests from states in which a Fund is not registered, if any

E. Assist with special projects, including direct mail programs or other marketing campaigns, as agreed between FDDI and the Corporation.

                                      FEES
                                      ----

1.  $25,000 per year for the initial Fund/$2,500 per year for each additional
    Fund.

2.  If NASD licenses are maintained:

          Up to 10 states       $2,000 per representative per year
          11-50 states          $4,000 per representative per year

3. Fees for activities of a non-recurring nature, such as fund consolidations, mergers or reorganizations, will be subject to negotiation. Any additional / enhanced services, programming requests, or reports will be quoted on request.

4. Inbound telemarketing and literature fulfillment services - $2.00 per inquiry, subject to a monthly minimum of $2,000.

5. The Funds will reimburse FDDI monthly for all reasonable out-of-pocket expenses.


Agreed as of January 1, 1999

AIB Govett, Inc.                        First Data Distributors, Inc.


By:  /s/ Colin Kreidewolf               By: /s/ Scott M. Hacker
     --------------------                   -------------------